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                                                                   EXHIBIT 99.1

ITEM X.  EXECUTIVE OFFICERS OF THE REGISTRANT

The Executive Officers of the Company and their positions are as follows:

           Name                                Age     Title
          ---------------------------------------------------------------------------------------------------------
           A. Ray Weeks, Jr                    44      Chairman of the Board and Chief Executive Officer
           Thomas D. Senkbeil                  47      Vice Chairman of the Board and Chief Investment Officer
           Forrest W. Robinson                 45      President, Chief Operating Officer
           Harold S. Lichtin                   48      Managing Director in charge of the Company's
                                                       activities in North Carolina
           John W. Nelley, Jr                  48      Managing Director in charge of the Company's
                                                       activities in Tennessee
           Albert W. Buckley, Jr               53      Managing Director, Nashville, Tennessee
           David P. Stockert                   34      Senior Vice President and Chief Financial Officer
           Robert G. Cutlip                    47      Senior Vice President, Development
           Clyde H. Duckett                    54      Senior Vice President, Construction
           Mark W. Flowers                     39      Senior Vice President, Landscape
           Klay W. Simpson                     41      Senior Vice President, Marketing
           David L. Barker                     41      Vice President, Property Management
           Elizabeth C. Belden                 42      Vice President, Corporate Counsel
           Patricia P. Clayton                 44      Vice President, Property Management
           Phillip W. Cobb                     47      Vice President, Building Construction
           Arthur J. Quirk                     39      Vice President and Controller
           Moses L. Salcido                    37      Vice President, Orlando
           Robert K. Sanders, Jr               37      Vice President, Construction Estimating
           Mark L. Scott                       37      Vice President, Interior Construction
           Thomas W. Trocheck                  42      Vice President, Development-Engineering
           Robert T. Weeks                     36      Vice President, Information Technology
           Cynthia F. Wright                   41      Vice President, Investor Relations
           ---------------------------------------------------------------------------------------------------------

The following is a biographical summary of the experience of the executive officers of the Company:

A. Ray Weeks, Jr. Chairman of the Board and Chief Executive Officer of the Company since 1983. President of the Company from January 1982 through March 1991. Chairman of the Board of the Georgia Department of Industry, Trade and Tourism. Chairman, Metro Business Forum. Co-Chairman, Regional Leadership Institute. Juris Doctor from Mercer University, Master of Social Science in Urban Studies from Georgia State University and Bachelor of Arts from Furman University.

Thomas D. Senkbeil. Vice Chairman of the Board and Chief Investment Officer of the Company since 1992. Executive Vice President and Managing Partner of Senkbeil & Associates Inc. and Anderson & Senkbeil Inc., each a real estate development firm, from September 1984 to October 1992. Immediate Past President, National Executive Committee of the National Association of Industrial and Office Properties. Master of Business Administration from the University of North Carolina and Bachelor of Science in industrial engineering from Auburn University.

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Forrest W. Robinson.  Board member, President of the Company since April 1991 and Chief Operating Officer since May 1988. Senior Development Officer from March 1986 to April 1988. Executive Vice President, Marketing from February 1984 to February 1986. Joined the Company in 1977. Bachelor of Business Management from Jacksonville State University.

Harold S. Lichtin. Board member, Managing Director of the Company, with responsibilities for the Company's activities in North Carolina, since December 1996. From 1977 to December 1996, founded and was President of Lichtin Properties, Inc., a commercial development and property management company in the Raleigh-Durham-Chapel Hill area of North Carolina that was acquired by the Company in December 1996. Bachelor of Science in Economics from North Carolina State University.

John W. Nelley, Jr. Board member, Managing Director of the Company, with responsibilities for the Company's activities in Nashville, Tennessee, since November 1996. Since 1982, General Partner and Chief Financial Officer of NWI Warehouse Group, L.P., an industrial warehouse development company in Nashville, Tennessee whose assets and business have been acquired, or are under agreement to be acquired, by the Company. Also since 1973, a practicing Attorney and CPA specializing in real estate and estate planning. Juris Doctor from the University of Notre Dame and Bachelor of Science in Accounting from Western Kentucky University.

Albert W. Buckley, Jr. Managing Director of the Company since November 1996. General Partner and Chief Executive Officer of NWI Warehouse Group, L.P., an industrial warehouse development company in Nashville, Tennessee from 1982 to 1996. Also since 1976, President of Buckley & Company Real Estate, Inc., a real estate brokerage firm specializing in industrial property management and development. Master of Business Administration and Bachelor of Science in Business Administration from Middle Tennessee State University.

David P. Stockert. Senior Vice President and Chief Financial Officer of the Company since June 1995. Vice President and Associate in the Real Estate Investment Banking Group of Dean Witter Reynolds Inc. from July 1990 to June 1995. Master of Business Administration from Columbia University Business School and Bachelor of Science in Accounting from the University of Colorado.

Robert G. Cutlip. Senior Vice President, Development, of the Company since April 1993. Vice President and Principal-in-Charge of Dallas Industrial and Phoenix/Colorado Operations from January 1992 to April 1993, Paragon Group, a real estate development firm, Vice President and Principal of Dallas Industrial from January 1990 to December 1991 and Vice President, Operations from January 1988 to January 1990. Master of Business Administration from University of Southern California, Master of Science in Civil Engineering from Vanderbilt University and Bachelor of Science in Civil Engineering from U.S. Air Force Academy.

Clyde H. Duckett. Senior Vice President, Construction, of the Company since January 1989. Professional Engineer registered in Georgia, South Carolina and Tennessee. Bachelor of Science in Mechanical Engineering from Tennessee Technological University.

Mark W. Flowers. Senior Vice President, Landscape, of the Company since October 1993. Vice President, Landscape of the Company from October 1987 through September 1993. Bachelor of Science in Horticulture from the University of Georgia.

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Klay W. Simpson.  Senior Vice President, Marketing, of the Company since October
1992. Vice President of Marketing of Senkbeil & Associates Inc. and Anderson & Senkbeil Inc., each a real estate development firm, from 1986 to September 1992. Bachelor of Business Administration from Stephen F. Austin State University.

David L. Barker. Vice President, Property Management, of the Company since October 1989. Real Property Administrator designation from Building Owners and Managers Institute.

Elizabeth C. Belden. Vice President, Corporate Counsel, of the Company since October 1985. Juris Doctor from Emory University and Bachelor of Social Sciences from Colorado State University.

Phillip W. Cobb. Vice President, Building Construction, of the Company since April 1996. Senior Project Manager of the Company's Construction division from January 1993 to April 1996. President of CMC Builders, Inc., a general construction firm from 1982 to 1993. Bachelor of Science in Industry from Georgia Southern University.

Patricia P. Clayton. Vice President, Property Management, of the Company since October 1992. Director of Property Management for Senkbeil & Associates Inc. and Anderson & Senkbeil Inc., each a real estate development firm, from February 1986 to September 1992. Bachelor of Business Administration from the University of California - Northridge.

Arthur J. Quirk. Vice President and Controller of the Company since December 1994. Vice President-Controller and Chief Accounting Officer for Allegiant Physician Services, Inc., a physician management services company, from August 1993 to November 1994. Chief Financial Officer/Controller for TransTel Group Inc., a start-up telecommunications company, from November 1991 to July 1993. From June 1980 to October 1991 served in various capacities including Senior Audit Manager at Arthur Andersen LLP. Bachelor of Science in Accounting from Auburn University.

Moses L. Salcido. Vice President, Orlando, of the Company since October 1996. Vice President and director of marketing for ComTech Properties, Inc., a real estate development firm in Central Florida from 1988 to October 1996. Bachelor of Science in Business Administration from San Diego State University.

Robert K. Sanders, Jr. Vice President, Construction Estimating, of the Company since March 1996. Chief Estimator from September 1993 to February 1996. Bid Group Manager and Senior Estimator for Choate Construction, a construction contracting company, from August 1990 to August 1993. Bachelor of Architectural Engineering with a Construction Option from Southern College of Technology.

Mark L. Scott. Vice President, Interior Construction of the Company since March 1996. Project Manager from March 1994 to March 1996. Senior Project Manager of Choate Construction, a construction contracting company, from 1990 to March 1994. Studied Civil Engineering at Southern Institute of Technology.

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Thomas W. Trocheck.  Vice President, Development-Engineering, of the Company
since May 1989. Professional Engineer registered in Georgia, Florida and South Carolina. Bachelor of Science in civil engineering from the Georgia Institute of Technology and Bachelor of Arts in Government and Business Administration from Florida State University.

Robert T. Weeks. Vice President, Information Technology, of the Company since January 1992. Director of Information Systems of the Company from March 1989 through December 1991. Master of Business Administration from Georgia State University and Bachelor of Business Administration from the University of Georgia. Ray Weeks and Robert Weeks are first cousins.

Cynthia F. Wright. Vice President, Investor Relations, of the Company since September 1994. Vice President, Development of the Company from December 1987 through August 1994. Master of Business Administration from the University of North Carolina, Master of Arts in Urban Studies and Planning from the University of Alabama-Birmingham and Bachelor of Arts in Urban Studies from the University of Virginia.